EXHIBIT 10.12(c)


                                RIGHTS AGREEMENT

     This RIGHTS AGREEMENT (the "Agreement"), dated as of July 18, 2000, is by and between BENTLEY PHARMACEUTICALS, INC., a Delaware corporation ("Bentley"), LABORATORIOS BELMAC, S.A., a company formed under the laws of Spain ("Belmac"), LABORATORIOS DAVUR, S.L., a company formed under the law of Spain ("Davur") on the one hand and TEVA PHARMACEUTICAL INDUSTRIES LTD., a company formed under the laws of Israel ("Teva"), on the other hand.

                                   WITNESSETH

     WHEREAS, Teva, Belmac and Davur have entered into a Supply Agreement and a License Agreement (together, the "Other Agreements"), of even date herewith, whereby the parties thereto have established certain relationships related to the license and marketing of various pharmaceutical products; and

     WHEREAS, the parties hereto have agreed that Teva shall receive various protections regarding its right to certain of the results of such collaboration, as set forth in particularity herein;

     NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein and in the Other Agreements, the parties hereto have agreed as follows:

     1. Bentley represents and warrants that all issued and outstanding shares of Belmac are held by Bentley and all issued and outstanding shares of Davur are held by Belmac, except in both cases shares held by directors of each company.

     2. Right of First Refusal. (a) Not later than two (2) months prior to any proposed sale of direct or indirect ownership or control of substantially all of the capital stock or assets of Davur, Belmac or Bentley shall notify Teva in writing (the "Proposed Sale Notice") of its intention to effect such sale. The Proposed Sale Notice shall include the identity of the proposed third party purchaser and the third party offer price. If the third party purchaser and Belmac or Bentley have entered into a confidentiality agreement with regard to the proposed transaction, Teva shall agree to a substantially similar confidentiality agreement prior to receiving the Proposed Sale Notice. Teva shall thereupon have the option, exercisable in writing to the entity which provided the Proposed Sale Notice (the "Exercise Notice") given within thirty
(30) days of receipt of the Proposed Sale Notice, to (i) cause Belmac to transfer to Davur all of the rights, obligations, inventory, property rights, intellectual property, dossiers, marketing authorisations, samples and other materials, including without limitation brands, trademarks, customer lists, received by Belmac directly or indirectly from Teva or produced and developed by Belmac related to its performance or rights under the Other Agreements (collectively, the "Teva Assets"); and (ii) upon such transfer, purchase (directly or through its designee) all of the capital stock of Davur, free and clear of all liens, claims and encumbrances, upon the terms set forth below. If Teva does not deliver an Exercise Notice to Belmac within such 30-day period, Belmac and Davur shall be free to proceed with the transaction specified in the Proposed Sale Notice with the identified third party for a period of six (6) months and Teva shall have no further rights under this Article 2 related to such transaction. If the specified transaction does not

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close with the third party within such six (6) month period, then all of Teva's rights shall be reinstituted.

     (b) Teva shall specify the offer price for the Davur shares in the Exercise Notice which shall be an amount equal to the offer price of the third party in the Proposed Sales Notice, less the value of all of Teva Assets and all of the rights, obligations, inventory, property rights, intellectual property, dossiers, marketing authorisations, samples and other materials, including without limitation brands, trademarks, customer lists, received by Davur directly or indirectly from Teva or produced and developed by Teva related to its performance or rights under the Other Agreements (the "Additional Teva Assets"). If such offer is acceptable to Belmac, then the purchase and sale of the Davur shares shall take place within 10 business days following the date of completion of transfer of all of the Teva Assets by Belmac to Davur pursuant to
Section 2(a)(i) of this Agreement and the execution of and satisfaction of all conditions under a Purchase and Sale Agreement for the Davur shares in form and substance reasonably satisfactory to Teva. If Belmac does not agree to the value of the Teva Assets and Additional Teva Assets, then the parties hereto shall request an independent auditor or appraiser (which does not perform regular services for any of the parties hereto) to render an appraisal of the fair market value of the Davur shares, less the value of the Teva Assets and Additional Teva Assets, which appraisal shall be binding on the parties and shall be and become the purchase price payable by Teva (or its designee) for all of the Davur Shares. If the parties cannot agree on the identity of an auditor or appraiser, Teva and Belmac's regular auditors shall jointly designate such an auditor or appraiser. The fees and expenses of the auditor or appraiser shall be borne by Belmac unless the price for the Davur shares established by the auditor or appraiser is five percent or more higher (after deducting the value of the Teva Assets and the Additional Teva Assets) than the purchase price set forth in the Exercise Notice, whereupon such fees and expenses shall be borne by Teva.

     3. Right of First Offer. (a) Not later than two (2) months prior to any proposed sale of direct or indirect ownership or control of substantially all of the capital stock or assets of Belmac, Bentley shall notify Teva in writing (the "Proposed Belmac Sale Notice") of its intention to effect such sale. The Proposed Belmac Sale Notice shall include the identity of the proposed third party purchaser and the third party offer price. If the third party purchaser and Belmac or Bentley have entered into a confidentiality agreement with regard to the proposed transaction, Teva shall agree to a substantially similar confidentiality agreement prior to receiving the Proposed Belmac Sale Notice. Teva shall thereupon have the option, exercisable in writing to Bentley (the " Belmac Exercise Notice") within thirty (30) days of receipt of the Proposed Belmac Sale Notice, to (i) cause Belmac to transfer to Davur all of the Teva Assets and (ii) upon such transfer, purchase (directly or through its designee) all of the capital stock of Davur, free and clear of all liens, claims and encumbrances, at a price equal to the fair market value of the Davur Shares less the value of the Teva Assets and Additional Teva Assets and in accordance with the procedures set forth in Section 2 (b) above. If the Parties are unable to agree upon such purchase price then such purchase price shall be established in accordance with the appraisal procedure set forth in Section 2 (b) above. If Teva does not deliver a Belmac Exercise Notice to Bentley within the 30-day period, Bentley shall be free to proceed with the transaction specified in the Proposed Belmac Sale Notice for a period of four (4) months and Teva shall have no further rights under this Section 3 (a) related to such transaction. If the specified

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transaction does not close with the third party within such four (4) month period then all of Teva's rights under this Agreement shall be reinstituted.

     (b) Without derogation to the rights granted to Teva pursuant to Section 3
(a) above, upon any offer by or to Bentley for the sale to or the purchase by an unrelated third party of a controlling interest in Belmac or substantially all of its assets, Bentley shall grant to Teva the same right to bid for and purchase Belmac as any other third party, except that Teva (or its designee) shall receive credit in its purchase price for the value of the Teva Assets. The right in this paragraph shall be in addition to and not in substitution for the rights of Teva under Article 3 of this Agreement.

     4. Term. This agreement shall be effective as of the date hereof and shall terminate upon the later of (i) five years from the date hereof; or (ii) the termination of the License Agreement, dated the date hereof, among Teva, Belmac and Davur, pursuant to its terms.

     5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or assign of the parties hereto.

     6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflict of law provisions or any other law that would defer to the substantive laws of another jurisdiction.

     7. Partial Invalidity. The invalidity, illegality or unenforceability of any term or provision herein shall not affect the validity, legality or enforceability of any other term or provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

     8. Notices. All notices shall be given as set forth in the Other Agreements, provided that notices to Bentley shall be given in to the address set forth in the Other Agreement for notices to Belmac.

     9. Entire Agreement. This Agreement (together with the Other Agreements) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior and/or contemporaneous agreements or understandings with respect thereto (whether written or oral), all of which are merged herein. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto, and no term or provision hereof may be waived by any party except by an instrument in writing signed by such party.

     10. No rescission. Other than as stipulated expressly in this Agreement, the parties hereto will not exercise rights to claim or incur rescission of this Agreement.

                      [The next page is the signature page]

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     The parties have executed and delivered this Rights Agreement as of the date first written above.

                                  BENTLEY PHARMACEUTICALS, INC.


                                  By:/s/ JAMES R. MURPHY
                                     --------------------------------
                                     Name:  James R. Murphy
                                     Title: Chairman and Chief Executive Officer


                                  LABORATORIOS BELMAC, S.A.


                                  By: /s/ JAMES R. MURPHY
                                     --------------------------------
                                     Name:  James R. Murphy
                                     Title: President


                                  LABORATORIOS DAVUR, S.L.


                                  By: /s/ JAMES R. MURPHY
                                     --------------------------------
                                     Name:  James R. Murphy
                                     Title: President


                                  TEVA PHARMACEUTICAL INDUSTRIES LTD.


                                  By:/s/ B. TH. VISSER
                                     --------------------------------
                                     Name:  B. Th. Visser
                                     Title: Vice President Europe


                                  By:/s/ S.W. HU
                                     --------------------------------
                                     Name:  S.W.Hu
                                     Title: Legal Counsel Europe